As filed with the Securities and Exchange Commission on August 14, 2008

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1746567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, NC 27560-8417 (919) 379-4300

(Address of principal executive offices, including zip code)

Alliance One International, Inc. 2007 Incentive Plan

(Full titles of the plans)

Robert A. Sheets

Executive Vice President - Chief Financial Officer

Alliance One International, Inc.

8001 Aerial Center Parkway

Morrisville, NC 27560-8417

(919) 379-4300

(Name, address and telephone number, including area code, of agent for service)

With copies to:

James S. Seevers, Jr., Esq.

Hunton & Williams LLP

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

(804) 788-8218 (Fax)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock, without par value per share	5,000,000 shares	$4.48	$22,400,000	$881

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents shares of Common Stock reserved for issuance under the Alliance One International, Inc. 2007 Incentive Plan and 511,500 shares of Common Stock issued prior to the date hereof under the Alliance One International, Inc. 2007 Incentive Plan.
(3)	Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $4.48 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 11, 2008.
(4)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0000393.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 5,000,000 shares of common stock of Alliance One International, Inc. (the “Company”), which have been reserved for issuance pursuant to the Alliance One International, Inc. 2007 Incentive Plan (the “Plan”). The Board of Directors of the Company recommended for approval and, on August 16, 2007, the stockholders of the Company approved the Plan.

This Registration Statement also registers the reoffer and resale, as permitted by Form S-8 General Instruction C, of up to 511,500 shares of common stock of the Company that have been issued under the Plan prior to the filing of this Registration Statement to certain employees of the Company or of an affiliate or members of the Board of Directors of the Company named in this Registration Statement (the “Selling Stockholders”). These shares of common stock may be considered “restricted securities” as defined in General Instruction C(1) to Form S-8.

This Registration Statement includes a “reoffer prospectus” prepared in accordance with Part I of Form S-3 pursuant to General Instruction C of Form S-8, which is included below immediately prior to Part I of this Registration Statement.

ALLIANCE ONE INTERNATIONAL, INC.

REOFFER PROSPECTUS

511,500 SHARES OF COMMON STOCK

ACQUIRED BY THE SELLING STOCKHOLDERS UNDER THE

ALLIANCE ONE INTERNATIONAL, INC. 2007 INCENTIVE PLAN

This Reoffer Prospectus (the “Prospectus”) relates to an aggregate of up to 511,500 shares (the “Shares”) of Common Stock, without par value per share (the “Common Stock”), of Alliance One International, Inc., a Virginia corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have previously acquired such Shares pursuant to the Alliance One International, Inc. 2007 Incentive Plan (the “Plan”). See “Selling Stockholders” below. This Prospectus does not relate to any shares of Common Stock issued under the Plan after the date of this Prospectus. The Company’s Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AOI”. On August 13, 2008, the last reported sales price of the Company’s Common Stock on the NYSE was $4.39 per share.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) only in one or more transactions on or through the New York Stock Exchange (or any successor stock exchange), at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale. See “Plan of Distribution”. All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

Investing in our Common Stock involves risks. Please carefully consider the “Risk Factors” in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2008 and herein beginning on page 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The complete mailing address and telephone number of our principal executive offices is: Alliance One International, Inc.; 8001 Aerial Center Parkway; Morrisville, North Carolina 27560-8417; Attention: Investor Relations; (919) 379-4300.

The date of this prospectus is August 14, 2008.

No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. The Company’s business, financial condition and results of operations may have changed since that date.

ABOUT THIS PROSPECTUS

This Prospectus relates to 511,500 Shares of the Company’s Common Stock previously acquired by the Selling Stockholders under the Plan. This Prospectus does not relate to any shares of Common Stock issued under the Plan after the date of this Prospectus. The Selling Stockholders described in this Prospectus may sell the Shares until the Company terminates this offering. Most of the information about the Company that you need to know before you invest in the Shares is not included in this Prospectus, but rather is incorporated by reference into this Prospectus. You should obtain and read the information described below under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in order to have all the important information about the Company.

THE COMPANY

The Company is one of only two global independent leaf tobacco merchants, each with substantially similar global market shares. We have broad geographic processing capabilities, a diversified product offering and an established customer base, including all of the major consumer tobacco product manufacturers. We select, purchase, process, store, pack and ship tobacco grown in more than 45 countries, serving manufacturers of cigarettes and other consumer tobacco products in more than 90 countries around the world. We process tobacco through a complex mechanized threshing and separating operation and then dry it to meet precise moisture levels in accordance with the customer’s specifications. The processing of leaf tobacco facilitates shipping and prevents spoilage and is an essential service to our customers because the quality of processed leaf tobacco substantially affects the quality of the manufacturer’s end product. In an increasing number of important markets, we also provide agronomy expertise for growing leaf tobacco.

The Company holds a leading position in most tobacco growing regions in the world, including the principal export markets for flue-cured, burley and oriental tobacco: the United States, Brazil, Malawi, Turkey, Argentina, India and Thailand. In addition, we process tobacco in more than 50 owned and third party facilities around the world. We sell our processed tobacco primarily to large multinational cigarette manufacturers, including Philip Morris International, Inc., Philip Morris USA, Inc., Japan Tobacco, British American Tobacco, Imperial Tobacco, R. J. Reynolds Tobacco Company, Lorillard, Eastern and others.

The Company is a Virginia corporation, and our common stock has been traded on the New York Stock Exchange since 1995. Through our predecessor companies, we have a long operating history in the leaf tobacco industry and have maintained relationships with many of our major customers for more than 50 years, with some of these relationships beginning in the early 1900s. Our company was renamed Alliance One International, Inc. on May 13, 2005 concurrent with the merger (the “Merger”) of Standard with and into DIMON, the third largest and second largest global independent leaf tobacco merchants, respectively. Accordingly, the information contained herein regarding our fiscal year ended March 31, 2005 and for any other time prior to the completion of the merger relates only to DIMON.

RISK FACTORS

The information included and incorporated by reference in this Prospectus contains “forward-looking statements,” within the meaning of the federal securities laws. These statements describe the Company’s plans and beliefs concerning future business conditions and the outlook for the Company based on currently available information. The Company’s actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include the risks discussed in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and in our more recent filings with the SEC which are incorporated by reference in this Prospectus. See “Incorporation of Certain Documents by Reference” below.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by the Selling Stockholders, all of whom are either employees or directors of the Company who have acquired Shares pursuant to the Plan prior to the date of this Prospectus. The information in the table below sets forth, for each Selling Stockholder, based upon information available to us as of August 4, 2008, the number of shares of the Company’s Common Stock beneficially owned before and after the sale of the Shares (assuming the sales of all Shares) and the percentage of the outstanding shares of the Company’s Common Stock beneficially owned after the sale of the Shares.

Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 88,877,000 shares of the Company’s Common Stock outstanding as of July 29, 2008, and generally includes voting or investment power with respect to securities. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person.

The table below also sets forth “Number of Shares Offered” which represents the maximum number of Shares that could be sold under this Prospectus by the Selling Stockholder. The amounts listed under “ Number of Shares Offered” do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, will be determined from time to time by each Selling Stockholder in his or her discretion. We have not been informed whether any Selling Stockholders intend to sell any Shares. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of the Company.

Each of the Selling Stockholders is a either an employee or a member of the Board of Directors of the Company. Other than the position as an employee or director and as otherwise indicated below, none of the Selling Stockholders has held any position with the Company or its subsidiaries over the past three years.

Selling Stockholder	Number of Shares Beneficially Owned (1)	Number of Shares Offered	Number of Shares Beneficially Owned After Completion of the Offering (2)	Percentage of Shares Beneficially Owned After Completion of the Offering
Karl E. Andersen, Jr.	5,454	4,500	954	*
Colin Archibald	9,332	7,000	2,332	*
Hans H. Baark	9,644	4,800	4,844	*
Henry C. Babb, Jr.	105,093	5,700	99,393	*
Kim Batchler	4,500	4,500	0	*
Ekkhard Beuthner	4,500	4,500	0	*
John Bourke	16,542	7,000	9,542	*
Henrique Campestrini	2,500	2,500	0	*
Greig Channon	4,500	4,500	0	*
Stephen Connon	7,000	7,000	0	*
Jose Maria Costa	7,000	7,000	0	*
Alastair Craik	7,000	7,000	0	*
J. Henry Denny	6,432	4,800	1,632	*
Anthony W. Dillon	10,402	4,500	5,902	*
Ray Faasen	4,500	4,500	0	*
Victor R. Fleck	4,500	4,500	0	*
Brian Fuller	1,500	1,500	0	*
C. Richard Green, Jr.	38,000	16,000	22,000	*
Simon J. Green	27,932	4,800	23,132	*
Randeep Grewal	4,500	4,500	0	*
E. Shelton Griffin	5,000	5,000	0	*
Ninos Hadjigeorgiou	4,500	4,500	0	*
Richard D. Harris, Jr.	4,500	4,500	0	*
Robert E. Harrison	511,395	32,300	479,095	*
John M. Hines	46,609	16,000	30,609	*
Colin P. Hose	8,341	7,000	1,341	*
Nigel G. Howard	28,716	16,000	12,716	*
Wang Jin	7,000	7,000	0	*
Laura Jones	7,000	7,000	0	*
Hilton Kappaun	99,157	8,400	90,757	*
Graham J. Kayes	9,789	4,500	5,289	*
Mark W. Kehaya (3)	3,913,582	16,000	3,897,582	4.39%
Gilbert L. Klemann, II	34,526	6,100	28,426	*
Joseph L. Lanier, Jr.	74,427	16,000	58,427	*
William L. Lloyd	5,806	4,500	1,306	*
Gerhard Lutz	4,500	4,500	0	*
Nestor Mahler	7,000	7,000	0	*
Imo Mallman	3,000	3,000	0	*
Martin Marquez	4,500	4,500	0	*
Michael K. McDaniel	100,447	5,700	94,747	*
Richard L. Muckle	4,650	4,500	150	*
Somesh Rao Musti	7,000	7,000	0	*
William L. O’Quinn	7,750	7,000	750	*
William D. Pappas	79,752	5,700	74,052	*
Dennis A. Paren	7,000	7,000	0	*
Hampton R. Poole, Jr.	13,268	6,000	7,268	*
Ramesh Pooviah	1,500	1,500	0	*
B. Clyde Preslar	69,237	16,000	53,237	*
Rob Prioleau	8,640	7,000	1,640	*
Tracy G. Purvis	7,000	7,000	0	*

Selling Stockholder	Number of Shares Beneficially Owned (1)	Number of Shares Offered	Number of Shares Beneficially Owned After Completion of the Offering (2)	Percentage of Shares Beneficially Owned After Completion of the Offering
Alfred F. Rehm, Jr.	24,712	8,100	16,612	*
Eduardo Renner	4,800	4,800	0	*
Mike Roberts	9,800	4,800	5,000	*
John Ryan	3,000	3,000	0	*
Norman A. Scher	61,463	16,000	45,463	*
Jim Schneeberger	4,800	4,800	0	*
William S. Sheridan	83,890	16,000	67,890	*
J Pieter Sikkel	43,478	8,400	35,078	*
Gue Steffen	3,000	3,000	0	*
Alexandre Strohschoen	4,500	4,500	0	*
Joel L. Thomas	7,000	7,000	0	*
Lorenzo Tonelli	4,500	4,500	0	*
Javier Urios	4,500	4,500	0	*
Herman Van Lierde	7,000	7,000	0	*
John Vart	4,500	4,500	0	*
Martin R. Wade, III	53,700	16,000	37,700	*
B. Holt Ward	7,000	7,000	0	*
Herbert F. Weatherford, Jr.	9,711	7,000	2,711	*
Dan Wilder	7,000	7,000	0	*

*	Less than one percent (1%).

(1)	Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of April 30, 2008, as follows: Mr. Babb, 38,250 shares; Mr. C.R. Green, 4,500 shares; Mr. Harrison, 160,500 shares; Mr. Hines, 14,500 shares; Mr. Howard, 0 shares; Mr. Kappaun, 59,750 shares; Mr. Kehaya, 12,000 shares; Mr. Lanier, 45,500 shares; Mr. McDaniel, 38, 250 shares; Mr. Pappas, 47,250 shares; Mr. Preslar, 12,000 shares; Mr. Scher, 20,500 shares; Mr. Sheets, 0 shares; Mr. Sheridan, 12,000 shares; Mr. Sikkel, 9,000 shares; Mr. Wade, 14,500 shares; and the officers, directors and nominees as a group, 584,999 shares.

Also includes restricted shares of common stock held as of April 30, 2008, as follows: Mr. Babb, 20,700 shares; Mr. C.R. Green, 6,100 shares; Mr. Harrison, 172,300 shares; Mr. Hines, 6,100 shares; Mr. Howard, 6,100 shares; Mr. Kappaun, 23,400 shares; Mr. Kehaya, 16,507 shares; Mr. Lanier, 6,100 shares; Mr. McDaniel, 20,700 shares; Mr. Pappas, 20,700 shares; Mr. Preslar, 21,457 shares; Mr. Scher, 6,100 shares; Mr. Sheets, 0 shares; Mr. Sheridan, 21,457 shares; Mr. Sikkel, 23,400 shares; Mr. Wade, 6,100 shares; and the officers, directors and nominees as a group, 377,221 shares.

The restricted shares awarded to executive officers in fiscal 2007 and 2008 are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. The restricted shares awarded to non-employee directors remain restricted for one year from the date of the award, provided the recipient remains on the Board of the Company. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

As of November 11, 2007, no restricted shares awarded to former executive officers of DIMON prior to the Merger remained outstanding. The restricted shares awarded to former executive officers and non-employee directors of Standard Commercial prior to the Merger are restricted, depending on the type of restricted shares held by the individual, for either four years from the date of the award, three years from the date of the award provided the recipient remains employed by the Company, or until the recipient retires from the Board. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

This number also includes shares owned by minor child(ren) of the reporting person, or held in a trust or other estate planning vehicle over which the reporting person is understood to have sole voting and investment power.

Includes shares owned by the spouse of the reporting person, either directly, jointly with the reporting person or as custodian for the minor child(ren) of the reporting person.

(2)	Assumes that all Shares offered hereby are sold but no other securities held by the Selling Stockholder are sold.

(3)	Includes 2,819,909 shares as of April 30, 2008, in certain trusts of which Mr. Kehaya is a co-trustee, and with respect to which Wachovia Corporation is being reported as having shared dispositive power.

PLAN OF DISTRIBUTION

The Selling Stockholders will be offering and selling all shares offered and sold under this prospectus. Alternatively, the Selling Stockholders may, from time to time, offer the shares through brokers, dealers or agents that may receive customary brokerage compensation in the form of discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. In effecting sales, broker-dealers that are engaged by the Selling Stockholders may arrange for other broker-dealers to participate. The Selling Stockholders and any brokers, dealers or agents who participate in the distribution of the shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any profits on the sale of the shares by them and any discounts, commissions or concessions received by any broker, dealer or agent might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be underwriters, the Selling Stockholders may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the NYSE or other over-the-counter markets. The shares may be sold at then prevailing market prices, at prices related to prevailing market prices or at negotiated prices. Selling Stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of this rule. The Selling Stockholders may decide not to sell any of the shares offered under this prospectus, and Selling Stockholders may transfer, devise or gift these shares by other means.

Because Selling Stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. If a particular offer of the shares is to be made other than as described herein, a revised prospectus, or prospectus supplement, will, to the extent required, be distributed which will set forth the terms of such offer.

We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses and legal and accounting fees. Each Selling Stockholder will pay its own brokerage, underwriting fees and commissions, and legal fees, if any.

We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material effect or fail to state a material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in the light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each Selling Stockholder.

LEGAL MATTERS

Hunton & Williams LLP has passed upon the validity of the shares being offered by this prospectus.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this registration statement and prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended March 31, 2008, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to Alliance One International, Inc.’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109, as of April 1, 2007, and the adoption of Financial Accounting Standards Board Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an Amendment of FASB Statements No. 87, 88,106, and 132(R), as of March 31, 2007 and (2) express an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated in this Prospectus by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended March 31, 2008;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2008;

(c)	the Company’s definitive proxy statement on Schedule 14A for its 2008 annual meeting of stockholders;

(d)	the Company’s current reports on Form 8-K filed April 1, 2008, April 3, 2008, June 3, 2008, June 20, 2008, June 30, 2008 and August 6, 2008;

(e)	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2008; and

(f)	the description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form S-4/A as filed on March 3, 2005.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-8 that we have filed with the Securities and Exchange Commission (the “SEC”). You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement and the documents incorporated by reference therein. This prospectus and the documents incorporated by reference summarize material provisions of contracts and other documents attached as exhibits to the registration statement. Since these summaries may not contain all of the information that you may find important, you should review the full text of these exhibits.

The Company will provide to any person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus upon written or oral request at no cost to the requester. Written requests should be sent to:

Alliance One International, Inc.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

Attention: Investor Relations

Oral requests should be made by telephoning (919) 379-4300.

The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can also be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information about its public reference room. Our SEC filings are also available without charge on the SEC’s Internet site at http://www.sec.gov.

In addition, because our common stock is listed on the New York Stock Exchange, you may read our reports, proxy statements, and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Alliance One International, Inc., a Virginia corporation (the “Company” or the “Registrant”) relating to 5,000,000 shares of its common stock, without par value per share, issuable pursuant to the Alliance One International, Inc. 2007 Incentive Plan .

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents filed with the SEC by the Company:

(a)	the Company’s Annual Report on Form 10-K for the year ended March 31, 2008;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2008;

(c)	the Company’s definitive proxy statement on Schedule 14A for its 2008 annual meeting of stockholders;

(d)	the Company’s current reports on Form 8-K filed April 1, 2008, April 3, 2008, June 3, 2008, June 20, 2008, June 30, 2008 and August 6, 2008;

(e)	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2008; and

(f)	the description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form S-4/A as filed on March 3, 2005.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Company’s amended and restated articles of incorporation provide for, the indemnification of the Company’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company’s amended and restated articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company has obtained insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act. In addition, the VSCA and the Company’s amended and restated articles of incorporation eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are incorporated into this paragraph by reference.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of Alliance One International, Inc., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed May 19, 2005 (SEC File No. 1-3684).

4.2	Fourth Amended and Restated Bylaws of Alliance One International, Inc., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed June 3, 2008 (SEC File No. 1-3684).

4.3	Specimen of Common Stock certificate incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8, filed June 3, 2005 (SEC File No. 333-125473).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

99.1	Alliance One International, Inc. 2007 Incentive Plan, incorporated by reference to Appendix B of the Company’s Proxy Statement on Schedule 14A, filed July 13, 2008 (SEC File No. 1-3684).

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on this 14th day of August, 2008.

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Hampton R. Poole, Jr.
Hampton R. Poole, Jr.
Vice President-Controller
(Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert A Sheets and Hampton R. Poole, Jr. and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on August 14, 2008.

By:	/s/ Robert E. Harrison	By:	/s/ Joseph L. Lanier, Jr.
	Robert E. Harrison		Joseph L. Lanier, Jr.
	Chairman, Chief Executive Officer and President		Director
(Principal Executive Officer)

By:	/s/ Robert A. Sheets	By:	/s/ B. Clyde Preslar
	Robert A. Sheets		B. Clyde Preslar
	Executive Vice President-Chief Financial Officer		Director
(Principal Financial Officer)

By:	/s/ Hampton R. Poole, Jr.	By:	/s/ Norman A. Scher
	Hampton R. Poole, Jr.		Norman A. Scher
	Vice President-Controller		Director
(Principal Accounting Officer)

By:	/s/ C. Richard Green, Jr.	By:	/s/ William S. Sheridan
	C. Richard Green, Jr.		William S. Sheridan
	Director		Director

By:	/s/ John M. Hines	By:	/s/ Martin R. Wade III
	John M. Hines		Martin R. Wade III
	Director		Director

By:	/s/ Nigel G. Howard	By:	/s/ Mark W. Kehaya
	Nigel G. Howard		Mark W. Kehaya
	Director		Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of Alliance One International, Inc., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed May 19, 2005 (SEC File No. 1-3684).

4.2	Fourth Amended and Restated Bylaws of Alliance One International, Inc., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed June 3, 2008 (SEC File No. 1-3684).

4.3	Specimen of Common Stock certificate incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8, filed June 3, 2005 (SEC File No. 333-125473).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

99.1	Alliance One International, Inc. 2007 Incentive Plan, incorporated by reference to Appendix B of the Company’s Proxy Statement on Schedule 14A, filed July 13, 2008 (SEC File No. 1-3684).